SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 6, 2001

                          THE CHALONE WINE GROUP, LTD.
                          ____________________________

             (Exact name of registrant as specified in its charter)



         CALIFORNIA                   0-13406                     94-1696731
________________________________________________________________________________

(State or other jurisdiction       (Commission                 (I.R.S Employer
     of incorporation)             File Number)              Identification No.)


                                621 Airpark Road
                             Napa, California 94558
                             ______________________

          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (707) 254-4200


ITEM 5. OTHER EVENTS

The Chalone Wine Group, Ltd. released the following information on December 6, 2001:


              CHALONE WINE GROUP RIGHTS OFFERING RAISES $15 MILLION


December 6, 2001. Napa, CA. Shareholders of Chalone Wine Group, Ltd. (Nasdaq:
CHLN) purchased $15 million of additional stock during a previously announced Rights Offering that expired on November 20, 2001. The company offered shareholders the right to purchase additional shares of Chalone Wine Group common stock for $8.50 per share. This additional capital will be used to pay short-term notes and for the company's long-term growth.

To insure the company raised the full $15 million, its two largest shareholders, Les Domaines Barons de Rothschild (Lafite) "DBR" and SFI Intermediate Ltd. "SFI" had agreed that each would exercise all of the rights offered to them. In addition, based on their holdings of the company, DBR and SFI agreed to purchase all remaining shares that were not purchased by other shareholders. Of the $15 million of additional stock purchased, DBR bought $7.9 million, SFI bought $3.2 million, and other shareholders bought $3.9 million.

"Given the uncertain times, the strong participation by our shareholders is very gratifying and appreciated," said Christophe Salin, President of DBR and Chairman of Chalone Wine Group. "We are very pleased that they joined the two largest shareholders in investing in the company's long-term growth." Mark A. Hojel, who represents SFI on Chalone Wine Group's Board of Directors, said, "While other companies' investors were selling after the tragic events of September 11, our shareholders fought that trend and invested in our future. We think that is a great vote of confidence in the company."

This press release contains forward-looking statements that describe our future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause our actual results to differ materially from those that we anticipate. Factors that might affect forward-looking statements include, among other things:

         -adverse changes occurring in the securities markets; or

         -demand for our wines; or

         -other important factors detailed in the Company's annual report Form
          10-K, as amended, for the fiscal year ended March 31, 2001 on file with the Securities and Exchange Commission.

The Chalone Wine Group, Ltd. is a Napa-based company specializing in premium red and white varietal wines. In California, the Company wholly owns and operates Provenance Vineyards(TM), Hewitt Vineyard, and Jade Mountain in Napa County; Acacia(TM) in the Carneros District of Napa County, Carmenet(R) in Sonoma County, and Chalone Vineyard(R) in Monterey County. With its 50 percent joint-venture partner, Paragon Vineyard Co., the Company owns and operates Edna Valley Vineyard(R) in San Luis Obispo County. Additionally, the Company produces and markets wines of Central Coast appellation under the brand name Echelon Vineyards. In Washington State, the Company owns and operates Sagelands Vineyard(TM) and Canoe Ridge Vineyard(R). In the Bordeaux region of France, the Company owns 23.5 percent of the Fourth-Growth estate of Chateau Duhart-Milon, in partnership with Domaines Barons de Rothschild (Lafite) which owns the other
76.5 percent.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 12, 2001          The Chalone Wine Group, Ltd.
                                           (Registrant)


                                   By:      /s/ SHAWN CONROY BLOM
                                            _______________________

                                            Shawn Conroy Blom
                                            Chief Financial Officer